UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $.0001 par value per share	REED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective January 26, 2021, the board of directors of Reed’s, Inc., a Delaware corporation (the “company” or “Reed’s,”) reduced the size of the board from eight (8) members to seven (7) members to eliminate the vacancy created by Daniel J. Doherty, III’s resignation on December 22, 2020.

(d) On January 26, 2021, board of directors of Reed’s, pursuant to a joint recommendation from its governance and compensation committees, set the cash compensation of its non-employee directors at $50,000 for fiscal 2021, payable quarterly in accordance with the company’s policies for non-employee director compensation and granted Restricted Stock Awards consisting of 49,180 shares of common stock to each of its non-employee directors. The Restricted Stock Awards will vest in four equal increments on a quarterly basis on each of February 1, 2021, May 1, 2021 August, 2021 and November 1, 2021, in accordance with the company’s policies for non-employee director compensation. The Restricted Stock Awards are subject to the terms, conditions and limitations of the Reed’s, Inc. 2020 Equity Incentive Plan, applicable laws and regulations, including the rules of the Nasdaq Stock Market, and award agreements issued to each non-employee director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: February 1, 2021	By:	/s/ Thomas J. Spisak
Thomas J. Spisak
Chief Financial Officer